 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 (Commission File Number)	98-0231912 (I.R.S. Employer Identification No.)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip Code)

(914) 684-2800
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Explanatory Note

This Form 8-K/A amends Item 2.05 of the Current Report on Form 8-K filed by Bunge Limited on February 14, 2018.  See Item 2.05 below.

Item 2.05	Costs Associated With Exit or Disposal Activities

On February 14, 2018, Bunge Limited (the “Company”), filed a Current Report on Form 8-K with respect to a comprehensive global competitiveness program designed to improve its cost position and deliver increased value to shareholders (the “Global Competitiveness Program”). When fully implemented, the Global Competitiveness Program is expected to reduce the Company’s overhead costs by approximately $250 million annually by the end of 2019. The Company identified key elements of its strategy to meet this goal, including adopting a zero-based budgeting process that will target excess costs in specific budget categories and improving efficiency and scalability by simplifying organizational structures, streamlining processes and consolidating back office functions globally. The Global Competitiveness Program targets and initiatives are in addition to other cost reduction and strategic initiatives in process to enhance the efficiency and performance of the Company’s business.

In that prior Form 8-K filing, the Company provided a high level estimate that it expected to incur $200- $300 million of total pre-tax costs in connection with the Global Competitiveness Program.   At that time, the Company was not able, in good faith, to make a more detailed determination of the estimated amount or range of amounts to be incurred for each major type of cost nor the costs and future cash expenditures associated with the Global Competitiveness Program.

The Company is filing this Item 2.05 disclosure to amend the Form 8-K disclosures made on February 14, 2017 to update the disclosure therein under Item 2.05.  At this time, the Company expects the estimated amount or range of amounts to be incurred for each major type of cost associated with the Global Competitiveness Program to be as follows:

•	$97 to $164 million of severance costs;

•	$69 to $84 million of consulting and professional services fees; and

•	$34 to $52 million of other implementation costs, including $14 to $18 million of capital expenditures.

As of June 30, 2018, the Company had recognized $87 million of total costs relating to the Global Competitiveness Program.  The remainder are expected to be recognized through 2020.  The Company expects substantially all of these total estimated pre-tax costs to result in cash expenditures.

The amounts described in this Current Report on Form 8-K represent the Company’s current best estimate of the total range of anticipated costs to be incurred in connection with the Global Competitiveness Program.  Additional costs may be recognized as additional actions are adopted and implemented.  The statements contained herein, including those relating to our expectations regarding the amount and timing of anticipated cost savings and costs related to the Global Competitiveness Program, are or may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current assumptions, expectations and projections about the Competitiveness Program. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause the actual savings or other benefits of the Global Competitiveness Program to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could adversely affect our ability to realize the anticipated savings or other intended benefits of the Global Competitiveness Program: unexpected delays, increased costs, competing priorities or objectives of the Company, regulatory restrictions and other unforeseen challenges arising from the initiatives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 1, 2018

BUNGE LIMITED

By:	/s/ Thomas M. Boehlert
	Name:	Thomas M. Boehlert
	Title:	Chief Financial Officer